AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

      THIS AMENDMENT (this "Amendment") to the Loan and Security Agreement is entered into as of the 14th day of May, 1998, by and between Drew Shoe Corporation (the "Borrower"), and Bank One, National Association (the "Bank").

                                    RECITALS:

      A. As of September 19, 1997, the Borrower and the Bank executed a certain Loan and Security Agreement (the "Loan Agreement"), setting forth the terms of certain extensions of credit to the Borrower; and

      B. As of September 19, 1997, the Borrower executed and delivered to the Bank, inter alia, a revolving note in the original principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (hereinafter the "Revolving Note"); and

      C. As of September 19, 1997, the Borrower executed and delivered to the Bank, inter alia, a commercial loan note in the original principal sum of One Million Dollars ($1,000,000.00) (hereinafter the "Term Note") (the Revolving Note and the Term Note are hereinafter collectively referred to as the "Notes"); and

      D. In connection with the Loan Agreement and the Notes, the Borrower executed and delivered to the Bank certain other loan documents, open-end mortgages, assignment of rents and security agreements, contents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness related to in the Loan Agreement (all of the foregoing, together with the Notes and the Loan Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

      E. The Borrower is currently in default of Section 7.15, "Debt Service Coverage Ratio," of the Loan Agreement (the "Identified Default"); and

      F. The Borrower has required that the Bank amend and modify certain terms and covenants in the Loan Agreement and waive the Identified Default, and the Bank is willing to do so upon the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assign do hereby agree, represent and warrant as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      2. The first paragraph of Section 7.15, "Debt Service Coverage Ratio" of the Loan

Agreement it hereby amended to recite in as follows:

            7.15 Debt Service Coverage Ratio. The Borrower shall maintain at all times specified below a ratio of (a) EBITDA minus expenditures for fixed or capital assets (whether financed or unfinanced) and expenditures, including without limitation, costs, of any acquisition, which should be capitalized in accordance with GAAP for such period minus payments for federal, state, local and foreign income taxes ("Adjusted EBITDA") to (b) Debt Service, of not less than (i) .70 to 1.00 for the period beginning April 1, 1998, and ending June 30, 1998, (ii) .85 to 1.00 for the period beginning April 1, 1998, and ending September 30, 1998, (iii) 1.05 to 1.00 for the period beginning April 1, 1998, and ending December 31, 1998,
            (iv) 1.10 to 1.00 for the period beginning April 1, 1998, and ending March 31, 1999, and (v) 1.25 to 1.00 at all times thereafter. The ratio of Adjusted EBITDA to Debt Service shall be determined quarterly for the periods specified above through March 31, 1999, and thereafter beginning June 30, 1999, and as of the end of each calendar quarter for the twelve month period ending on such date.

The remainder of Section 7.15 of the Loan Agreement shall remain as originally written.

      3. The Bank hereby waives the Identified Default for the period through and including March 31, 1998.

      4. Conditions of Effectiveness. This Amendment shall become effective as of May 14th, 1998, upon satisfaction of all of the following conditions precedent:

      (a) The Bank shall have received two duly executed copies of the Amendment to Loan Agreement and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel; and

      (b) The representations contained in paragraph 5 below shall be true and accurate.

      5. Representations. The Borrower represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Borrower in the Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Loan Agreement and Loan Documents; and (c) except for the Identified Default, no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Pending Default.

      6. Amendment to Loan Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "Loan and Security Agreement," "Loan Agreement,"


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

"Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Borrower ratifies and confirms each term, provision, condition and covenant set forth in the Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

      7. Authority. The Borrower hereby represents and warrants to the Bank that
(a) the Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof not violate or conflict with the articles of incorporation, regulations or by-laws of the Borrower or any law applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon the Borrower in every respect.

      8. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

      9. Cost and Expenses. The Borrower agrees to pay on demand in accordance with the terms of the Loan Agreement all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Bank's counsel with respect thereto.

      10. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

            IN WITNESS WHEREOF, the Borrower and the Bank have hereunto set their hands as of the date first set forth above.

                                    THE BORROWER:

                                    DREW SHOE CORPORATION

                                    By: /s/ Charles G. Schuyler
                                        --------------------------
                                    Its: President
                                        --------------------------

                                    THE BANK:

                                    BANK ONE, NATIONAL ASSOCIATION

                                    By: /s/ Mark S. Slayman
                                        --------------------------

                                    Its: Vice President
                                        --------------------------
                              CONSENT OF GUARANTOR

      The undersigned, being a guarantor of the Borrowers indebtedness to the Bank pursuant to certain guaranty agreements with the Bank, hereby consents and agrees to be bound by the terms, conditions and execution of the above Amendment and hereby further agrees that its obligations shall be continuing as provided in said guaranty agreements and said guaranty agreements shall remain as written originally and continue in full force and effect in all respects.


                                    BCAM INTERNATIONAL, INC.

                                    By: /s/ Michael Strauss
                                        --------------------------
                                    Its: President
                                        --------------------------


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